================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                DECEMBER 1, 1999
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)



                                  DSL.NET, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         DELAWARE                  000-27525                     06-1510312
(STATE OR OTHER JURISDICTION      (COMMISSION                  (IRS EMPLOYER
     OF INCORPORATION)            FILE NUMBER)               IDENTIFICATION NO.)



                              545 LONG WHARF DRIVE
                          NEW HAVEN, CONNECTICUT 06511
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 (203) 772-1000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

================================================================================

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On December 1, 1999, DSL.net, Inc. ("DSL.net") acquired Tycho Networks, Inc., a Delaware corporation ("Tycho"), by means of a merger (the "Merger") of a wholly-owned subsidiary of DSL.net ("Merger Sub"), with and into Tycho, pursuant to the Agreement and Plan of Merger dated as of November 30, 1999 (the "Merger Agreement") by and among DSL.net, Merger Sub and Tycho. As a result of the Merger, Tycho became a wholly-owned subsidiary of DSL.net. Prior to its acquisition by DSL.net, Tycho used its assets to provide Internet access and related services throughout central coastal California. DSL.net will use the assets to provide data communications and Internet access services to small and medium sized businesses throughout central coastal California.

         Immediately prior to the Merger, certain assets of Tycho were transferred to TeleStruct Corporation ("TeleStruct"), a newly-formed Delaware corporation. In connection with the Merger, certain rights to acquire shares of capital stock of TeleStruct were distributed to certain of Tycho's stockholders.

         In connection with the Merger, DSL.net paid approximately $2.1 million in cash for Tycho's capital stock and to satisfy certain of Tycho's outstanding debt, severance obligations and transaction expenses. In addition, DSL.net assumed approximately $0.4 million of Tycho's additional severance obligations. DSL.net also received secured convertible promissory notes of TeleStruct with an aggregate principal amount of $0.7 million (the "Notes") in connection with the Merger. The Notes are due on March 31, 2001 and bear interest at the rate of 6.0% per annum.

         The terms of this transaction and the consideration received by Tycho's stockholders were the result of arm's-length negotiations between DSL.net and Tycho. The cash consideration for this acquisition came from DSL.net's existing cash resources. The terms of the Merger are more fully described in the Merger Agreement, a copy of which is filed as Exhibit 2 to this Current Report on Form 8-K and is incorporated herein by this reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)  Financial Statements of Businesses Acquired.


         It is impracticable for the Registrant to file the required financial statements of Tycho with this filing. The required financial statements will be filed within 60 days of the date this Current Report on Form 8-K is filed.

         (b)  Pro Forma Financial Information


         It is impracticable for the Registrant to file the required pro forma financial information with this filing. The required pro forma financial information will be filed within 60 days of the date this Current Report on Form 8-K is filed.


         (c)  Exhibits.


         Exhibit
         Number                      Exhibit
         ------                      -------

           2 Agreement and Plan of Merger, dated as of November 30, 1999, by and among Registrant, Long Wharf Mergeco, Inc. and Tycho Networks, Inc.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DSL.NET, INC.



Dated:  December 15, 1999               By: /s/ Robert Q. Berlin
                                            ----------------------------------
                                            Robert Q. Berlin
                                            Vice President, Strategic Planning
                                            and Chief Financial Officer

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                             DESCRIPTION

 2 Agreement and Plan of Merger, dated as of November 30, 1999, by and among Registrant, Long Wharf Mergeco, Inc. and Tycho Networks, Inc.